Exhibit (10)(g)
Associated Banc-Corp
2003 LONG-TERM INCENTIVE STOCK PLAN
RESTRICTED STOCK GRANT AGREEMENT
     This RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”) is effective as of the                      day of                     ,                     , by and between Associated Banc-Corp on behalf of its affiliates and subsidiaries (collectively referred to as the “Company”) and                                          (“Employee”).
RECITALS
     A. The Employee is a Participant and has been selected by the Committee to receive a grant of Restricted Stock pursuant to the terms of the Associated Banc-Corp 2003 Long-Term Incentive Stock Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.
     B. As provided in the Plan, the Company and the Employee desire to set forth the terms of a Restricted Stock grant to the Employee by entering into this Restricted Stock Grant Agreement (this “Agreement”).
AGREEMENTS
     In consideration of the Recitals and the mutual agreements set forth herein, the parties agree as follows:

     1. Effect of the Plan. The provisions of the Plan are hereby incorporated by reference into this Agreement and the parties acknowledge the binding nature of such provisions. The Employee acknowledges that he has received a copy of the Plan and is familiar with its terms. The provisions of the Plan shall control in the event of any conflict with this Agreement.
     2. Grant of Common Stock. The Company hereby grants to Employee                      shares of common stock of the Company (the “Shares”).
     3. Transfer Restrictions. During the term of this Agreement, Employee shall not Transfer any Shares or any interest therein, except as permitted by this Agreement. For the purposes of this Agreement, the term “Transfer” means any sale, assignment, pledge, encumbrance or other hypothecation. Any attempted Transfer of any Shares that does not comply with the provisions of this Agreement shall be invalid and of no effect.
     4. Forfeiture of Shares. In the event of a termination of employment of the Employee for any or no reason (including death or disability) before all of the Shares are Vested (see Section 6), the Employee shall immediately forfeit (a “Forfeiture Event”) all of the Unvested Shares upon the date such termination is effective (as reasonably fixed and determined by the Company). The Company shall deliver written notice to the Escrow Holder (with a copy to the Employee or the Employee’s executor) of a Forfeiture Event. Upon delivery of such notice, the Company shall become the legal and beneficial owner of the Shares and all rights and interests therein or relating thereto.
     5. Vesting of Shares.
          (a) For the purposes of this Agreement, the term “Vest” or “Vested” with respect to any Shares means the expiration of the transfer restrictions described in Section 3 and the forfeiture restrictions described in Section 4. The Shares shall Vest according to the following schedule:
               1. 34% of the Shares shall Vest on the first anniversary of the date first written above.
               2. 33% of the Shares shall Vest on the second anniversary of the date first written above.
               3. 33% of the Shares shall Vest on the third anniversary of the date first written above.
          (b) Any of the Shares that have not yet Vested are referred to herein as “Unvested Shares.”

          (c) All Unvested Shares shall immediately Vest upon the Change of Control of the Company.
          (d) The Shares that have Vested shall be delivered to the Employee pursuant to Section 7.
     6. Escrow of Shares
          (a) To ensure the availability for delivery of the Unvested Shares upon the occurrence of a Forfeiture Event, the Employee shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the “Escrow Holder”) the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, in the form attached hereto as Exhibit A. The Unvested Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Employee attached hereto as Exhibit B, until such time as the Shares have vested. As a further condition to the Company’s obligations under this Agreement, the Company may require the spouse of Employee, if any, to execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit C.
          (b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unvested Shares in escrow while acting in good faith and in the exercise of its judgment.
          (c) Except as otherwise provided herein, if and when the Shares Vest, certificates for such shares endorsed with appropriate legends (if any) shall be delivered to the Employee within 90 days after the date such Shares Vest.
          (d) Subject to the terms hereof, the Employee shall have all the rights of a shareholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon. If, from time to time during the term of this Agreement, there is any stock dividend, stock split or other change in the Shares (other than as a result of a Change of Control), any and all new, substituted or additional securities to which the Employee is entitled by reason of the Employee’s ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Shares” for purposes of this Agreement.
     7. Legends. The share certificate evidencing the Shares, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under the Plan and applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND SUBJECT TO FORFEITURE TO THE COMPANY AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
     8. Adjustment for Stock Split. All references to the number of Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares that may be made by the Company after the date of this Agreement.
     9. Tax Consequences. The Employee has reviewed with the Employee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that the Employee (and not the Company) shall be responsible for the Employee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Employee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. The Employee understands that the Employee may elect to be taxed at the time the Shares are granted rather than when the Shares vest by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. If the Employee files a Code Section 83(b) election with respect to any of the Shares, the Employee shall immediately notify the Company.
          THE EMPLOYEE ACKNOWLEDGES THAT IT IS THE EMPLOYEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b), EVEN IF THE EMPLOYEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE EMPLOYEE’S BEHALF.
     10. General Provisions.
          (a) This Agreement shall be governed by the internal substantive laws, but not the choice of law rules of the State of Wisconsin. This Agreement, subject to the terms and conditions of the Plan, represents the entire agreement between the parties with respect to the grant of the Shares to the Employee.
          (b) Any notice, demand or request required or permitted to be given by either the Company or the Employee pursuant to the terms of this

Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.
          (c) The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Employee under this Agreement may only be assigned with the prior written consent of the Company.
          (d) Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.
          (e) The Employee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
          (f) Employee acknowledges and agrees that the vesting of Shares pursuant to Section 5 hereof is earned only by continuing employment at the will of the Company (and not through the act of being hired or purchasing Shares hereunder). Employee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the Vesting Schedule set forth herein do not constitute an express or implied promise of continued employment for the Vesting Period, for any period, or at all, and shall not interfere with Employee’s right or the Company’s right to terminate the employment relationship at any time, with or without cause.

     Dated effective as of the date first written above.

ASSOCIATED BANC-CORP

BY

Paul S. Beideman, Chairman & CEO

Attest:

Brian R. Bodager, Chief Administrative Officer,
General Counsel and Corporate Secretary
     By signing below, Employee represents that he is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Employee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Employee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

Employee

EXHIBIT A
ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED I,                                         , hereby sell, assign and transfer unto (                    ) shares of the Common Stock of Associated Banc-Corp, standing in my name of the books of said corporation represented by Certificate No.                      herewith and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
     This Stock Assignment may be used only in accordance with the Restricted Stock Grant Agreement (the “Agreement”) between                                          and the undersigned dated                     ,                      .
Dated:                     ,

Signature:

     INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to reacquire the shares of Common Stock in the event of a Forfeiture Event, as set forth in sections 4 and 6(a) of the Agreement, occurs without requiring additional signatures on the part of the Employee.

EXHIBIT B
JOINT ESCROW INSTRUCTIONS
                    ,
<<ESCROW AGENT>>
Dear                                         :
     As Escrow Agent for both Associated Banc-Corp, a Wisconsin corporation (the “Company”), and the undersigned Employee of the Company (the “Employee”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Grant Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:
     1. In the event the Company and/or any assignee of the Company (referred to collectively as the “Company”) gives you a written notice of a Forfeiture Event, you shall immediately (a) date the stock assignments necessary for the transfer of the Unvested Shares, (b) fill in the number of shares being transferred, and (c) deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee.
     2. Employee irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Employee does hereby irrevocably constitute and appoint you as Employee’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 2, Employee shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.
     3. Upon written request of the Employee, you shall deliver to Employee a certificate or certificates representing so many shares of stock as are Vested. Within 90 days after Employee terminates employment with the Company, you shall deliver to Employee a certificate or certificates representing the aggregate number of Vested Shares held or issued pursuant to the Agreement.

     4. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Employee, you shall deliver all of the same to Employee and shall be discharged of all further obligations hereunder.
     5. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
     6. You shall be obligated only for the performance of such duties as are specifically set forth herein and the Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Employee while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
     7. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
     8. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
     9. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
     10. You (a) shall be entitled to employ such legal counsel and other experts as you may deem necessary to properly advise you in connection with your obligations hereunder, (b) may rely upon the advice of such counsel, and (c) may pay such counsel reasonable compensation therefor.

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     11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.
     12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
     13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
     14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Associated Banc-Corp
1200 Hansen Road,
P.O. Box 13307
Green Bay, WI 54307-3307

EMPLOYEE:

ESCROW AGENT:	<<Address>>
     15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
     16. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

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     17. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the internal substantive laws, but not the choice of law rules, of Wisconsin.

Very truly yours,

ASSOCIATED BANC-CORP

BY

Its

EMPLOYEE:

Signature

ESCROW AGENT:

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EXHIBIT C
CONSENT OF SPOUSE
     I,                                         , spouse of                     , have read and approve the foregoing Restricted Stock Grant Agreement (the “Agreement”). In consideration of the Company’s grant to my spouse of shares of Associated Banc-Corp, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
Dated:                     ,

Signature of Spouse